Exhibit 10.2

EXECUTION COPY

OMNIBUS AMENDMENT TO LOAN AGREEMENT

THIS OMNIBUS AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is made and entered into as of August 19, 2015, by and among Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and Gordon Snyder, an individual, as administrative agent for the Lenders (as defined below) (the “Agent”).

WHEREAS, the Company, the Agent and certain of the Lenders (as defined therein) are parties to that certain Loan Agreement dated as of October 2, 2012 (as amended by that certain Amendment and Consent dated as of April 10, 2013, the “Deal A Loan Agreement”), related Security Agreements (as defined in the Deal A Loan Agreement) and other agreements and documents (collectively, including the Deal A Loan Agreement and the Security Agreements, the “Deal A Loan Documents”).

WHEREAS, the parties to the Deal A Loan Documents wish to amend the same in order to change certain terms as set forth below;

WHEREAS, the Company and the Agent have the full right, power and authority to amend the terms of the Deal A Loan Documents and, respectively, to bind the Company and the Lenders thereto.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

1.	Definitions

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Deal A Loan Documents.

2.	Amendments to Deal A Loan Agreement

a.	Section 1.01 of the Deal A Loan Agreement is hereby amended by changing the definition of “Initial Maturity Date” from “October , 2015” to:

““Initial Maturity Date” means October 2, 2015.”

b.	Section 1.01 of the Deal A Loan Agreement is hereby amended by inserting the following definitions in alphabetical order:

“Consent and Waiver (August 2015)” means the consent and waiver between the Company and the Agent, dated as of August 19, 2015.

“Interest Amendment Date” means September 1, 2015.

“Secured Note Financing August 2015” means the financing pursuant to that certain Purchase Agreement, dated on or about August 20, 2015, by and among the investors from time to time party thereto, Ivy Investment Management Company, as administrative agent and collateral agent for such investors, and the Company, and the senior secured promissory notes issued pursuant thereto, relating to loans in an aggregate amount of up to $40,000,000, as such agreement and notes are amended, restated, supplemented or otherwise modified from time to time, subject to the limitations set forth in the Consent and Waiver (August 2015).”

c.	Section 2.04 of the Deal A Loan Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.04 Interest. The Company shall pay to each Lender interest on the unpaid principal amount of the Loan made by such Lender (in each of the following cases, with such interest to be paid monthly in arrears on the last Business Day in each month), (a) from the date of such Loan until and including the Interest Amendment Date, at a rate per annum equal to 12%, (b) from and after Interest Amendment Date until and including the Applicable Maturity Date, at a rate per annum equal to 18%, After the occurrence and during the continuance of an Event of Default pursuant to Section 6.01(a), interest on the unpaid principal balance of the Loan shall accrue until all obligations of the Company to each Lender have been paid in full, at a rate per annum equal to 18%. Provided, however, notwithstanding the foregoing, any Lender may, at its request (which request shall be communicated in writing by Lender (or the Agent on such Lender’s behalf) to the Company), defer all interest due hereunder, in which case such interest shall accrue and be paid on the Applicable Maturity Date.”

d.	Section 2.09(a) of the Deal A Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Optional Prepayments. The Company may prepay at any time the outstanding amount of the Loans in whole or in part without penalty or prepayment.”

e.	Section 5.03(a) of the Deal A Loan Agreement is hereby amended by deleting the “; and” at the end of clause (xvii) thereof, deleting the period at the end of clause (xviii) thereof and replacing it with an “; and”, and adding the following as clause (xix) thereof:

“(xix) Indebtedness owed to the investors pursuant to the Secured Note Financing August 2015.”

f.	Section 5.03(b) of the Deal A Loan Agreement is hereby amended by deleting the “; and” at the end of clause (xvii) thereof, deleting the period at the end of clause (xviii) thereof and replacing it with an “; and”, and adding the following as clause (xix) thereof:

“(xix) Liens securing Indebtedness under the Secured Note Financing August 2015.”

3.	General

The term “Agreement” as used in the Deal A Loan Agreement shall for all purposes refer to the Deal A Loan Agreement as amended by this Amendment. Except to the extent expressly revised by the terms of this Amendment, all the terms and conditions of the Deal A Loan Documents remain in full force and effect. From and after the date of this Amendment, upon the request of the Agent or the Company, the Company and the Agent (on behalf of the Lenders) shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment. This Amendment shall be governed by and construed under the laws of the State of California without reference to the choice of law provisions thereof. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other parties. This Amendment shall be deemed a Loan Document under the Deal A Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Amendment to Loan Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		AGENT:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation		GORDON SNYDER

By:	/s/ Pamela G. Marrone	/s/ Gordon Snyder
Pamela G. Marrone Chief Executive Officer